Exhibit 8.3

March 10, 2014

To:	Vipshop Holdings Limited
No. 20 Huahai Street
Liwan District, Guangzhou 510370
The People’s Republic of China

Dear Sirs or Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We act as the PRC counsel to Vipshop Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed public offering and sale (the “Offering”) of certain number of American depositary shares (“Offered ADSs”), each ADSs representing certain number of ordinary shares of the Company (the “Ordinary Shares”), by the Selling Shareholders (as defined below) to be named in the Company’s registration statement on the Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed supplemental listing of the Offered ADSs on the New York Stock Exchange. We have been requested to give this opinion on the PRC Companies (as defined below).

A.                Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents provided to us by the Company and the PRC Companies and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively the “Documents”).

In rendering this opinion, we have assumed without independent investigation that (“Assumptions”):

(i)                        All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)                     Each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)                  The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iv)                 The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(iv)                 All the Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this legal opinion are true, correct and complete.

B.                Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“Lefeng Shanghai”	Lefeng (Shanghai) Information Technology Co., Ltd. (乐蜂（上海）信息技术有限公司), a company incorporated under the PRC Laws.

“Pinwei Software”	Guangzhou Pinwei Software Co., Ltd. (广州品唯软件有限公司), a company incorporated under the PRC Laws.

“Pinzhong Shanghai”	Shanghai Pinzhong Commercial Factoring Co., Ltd.(上海品众商业保理有限公司), a company incorporated under the PRC Laws

“PRC Laws”

means any and all applicable national, provincial and local laws, regulations, statutes, rules, orders, decrees and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Companies”	means the PRC Wholly Owned Subsidiary, the Variable Interest Entity, Vipshop Jianyang, Vipshop Kunshan, Vipshop Tianjin, Pinwei Software, Pinzhong Shanghai and Lefeng Shanghai.

“PRC Wholly Owned Subsidiary”	means Vipshop (China) Co., Ltd. (唯品会（中国）有限公司), a company incorporated under the PRC Laws.

“Selling Shareholders”	means certain selling shareholders as named in the Registration Statement.

“Variable Interest Entity”	means Guangzhou Vipshop Information Technology Co., Ltd. (广州唯品会信息科技有限公司), a company incorporated under the PRC Laws.

“Vipshop Jianyang”	means Vipshop (Jianyang) E-commerce Co., Ltd. (唯品会（简阳）电子商务有限公司), a company incorporated under the PRC Laws.

“Vipshop Kunshan”	means Vipshop (Kunshan) E-commerce Co., Ltd. (唯品会（昆山）电子商务有限公司), a company incorporated under the PRC Laws.

“Vipshop Tianjin”	Vipshop (Tianjin) E-Commerce Co., Ltd. (唯品会（天津）电子商务有限公司), a company incorporated under the PRC Laws.

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

(i)                                     The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation,” with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements represent our opinion.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.                                          Our opinion is limited to the PRC Laws of general application on the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

ii.                                       The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.                                    Our opinion is subject to the restrictions of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) any judicial or administrative actions affecting creditors’ rights generally.

iv.                                   Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially misunderstanding, clearly unconscionable, fraudulent or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

v.                                      This opinion is issued based on our understanding of the current PRC Laws.  For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.  Under relevant PRC Laws, foreign investment is restricted in certain businesses.  The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the Control Agreements and transactions contemplated thereby, are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

vi.                                   We have not undertaken any independent investigation or verification with any Government Agencies or third parties to determine the existence or absence of any fact.  We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and PRC government officials.

vii.                                This opinion is intended to be used in the context which is specifically referred to herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

HAN KUN LAW OFFICES